Exhibit 99.2

KPMG LLP Suite 1500 15 West South Temple Salt Lake City, UT 84101-9901

Independent Auditors’ Report

The Board of Managers and Members of
Mrs. Fields Famous Brands, LLC:

We have audited the accompanying statement of revenues and direct expenses of the Pretzel Time Franchising, LLC (Pretzel Time) and Pretzelmaker Franchising, LLC (Pretzelmaker, and collectively with Pretzel Time, the “Brands”) of Mrs. Fields Famous Brands, LLC for the year ended December 30, 2006. This statement of revenues and direct expenses is the responsibility of the Brands' management. Our responsibility is to express an opinion on this statement of revenues and direct expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Brands’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and direct expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct expenses was prepared to present the revenues and direct expenses associated with the Brands in connection with the Asset Purchase Agreement dated August 7, 2007 between NexCen Brands, Inc. and Mrs. Fields Famous Brands, LLC (as described in note 1) and for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Brands on a stand alone basis.

In our opinion, the statement of revenues and direct expenses referred to above presents fairly, in all material respects, the revenues and direct expenses of the Brands for the year ended December 30, 2006 in conformity with U.S. generally accepted accounting principles.

Salt Lake City, Utah
October 12, 2007

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

Pretzel Time and Pretzelmaker Brands
Statement of Revenues and Direct Expenses

	For the Fiscal Year Ended December 30, 2006	For the 26 Weeks Ended June 30, 2007
		(unaudited)
REVENUES: Royalties	$4,986,969	$2,339,236
Product formulation fees and allowances	902,297	415,196
Initial franchise fees	325,189	127,500
Other	54,492	5,000
	6,268,947	2,886,932
DIRECT EXPENSES: Direct franchising expense	832,266	230,997
Operations and supervision	494,948	227,705
Franchise development and support	349,611	420,343
Brand investment	108,795	-
	1,785,620	879,045
EXCESS OF REVENUES OVER DIRECT EXPENSES	$4,483,327	$2,007,887

See accompanying notes to the statement of revenues and direct expenses.

Pretzel Time and Pretzelmaker Brands
Notes to the Statement of Revenues and Direct Expenses

1. Purchase Agreement

On August 7, 2007, NexCen Brands, Inc., ("NexCen") through its wholly owned subsidiary NexCen Asset Acquisition, LLC, purchased for $22.1 million cash and 1,000,915 shares of NexCen's common stock the business relating to the Pretzel Time Franchising, LLC ("Pretzel Time") and Pretzelmaker Franchising, LLC (collectively with Pretzel Time, the "Brands") including substantially all of the assets related to the Brand's franchise systems, including trademarks, trade names, and other intellectual property (the "Intellectual Property"), franchise agreements, license agreements, certain supply and distribution and other vendor contracts from Mrs. Fields Famous Brands, LLC. (the "Seller"). The assets acquired consisted solely of the Intellectual Property and existing license agreements, and no other assets were acquired and no liabilities were assumed in the transaction.

2. Basis of Presentation

Historical financial statements in accordance with U.S. generally accepted accounting principles ("GAAP") have never been prepared with respect to the Brands. The accompanying statement of revenues and direct expenses relates to the Brands which were owned by the Seller and which are subject to the purchase agreement. The statement of revenues and direct expenses is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Brands on a stand alone basis.

A statement of assets acquired and liabilities assumed has not been prepared since the assets acquired in connection with the purchase agreement consist solely of intellectual property, primarily consisting of trademarks, and license agreements that were fully amortized by the Seller and had no carrying value in the accounts of the Seller and there were no liabilities assumed in connection with the purchase agreement. In addition, it is not practical to present cash flow information relating to operating, investing and financing activities relating to the Brands since they were not operated as a separate entity and information required to present the statement of cash flows is not determinable.

The statement of revenues and direct expenses has been prepared on a "carve-out" basis in order to represent the historical revenues and direct expenses associated with the Brands, which have been derived from the accounting records of the Seller. The statement of revenues and direct expenses includes revenues from initial franchising fees and licensing activities, monthly royalties based on a percentage of a franchisee's gross sales, sales and certain product formulation fees and supplier allowances which are based upon sales to franchisees. Direct expenses include salaries and benefits, product development, new franchise development, marketing, and other direct franchising costs.

The Seller has historically not separated the Brand's direct operating expenses from the Seller's other direct franchising expenses. As such, the direct expenses for the Brands have been allocated by the Seller based upon franchising activities such as unit weeks, number of new store openings, franchise revenues, and incurred time by franchise related staff. The statement of revenues and direct expenses does not include any allocation of corporate overhead costs such as legal, executive or financing costs that may have been incurred by the Seller in connection with the franchising activities since these costs were not clearly identifiable as being directly related to the franchising activities, nor is there any provision for income taxes. The statement of revenues and direct expenses is not intended to be indicative of the results of operations had the Brands been operated as an autonomous company or the way they will perform under NexCen ownership and management.

Pretzel Time and Pretzelmaker Brands
Notes to the Statement of Revenues and Direct Expenses
(continued)

The statement of revenues and direct expenses for the 26 weeks ended June 30, 2007 are unaudited and do not include all of the information and footnotes required for a complete presentation of financial statements prepared in accordance with GAAP. In the opinion of management, these interim financial statements included all adjustments, which consist only of normal, recurring adjustments, necessary to present the financial position and results of operations of the interim periods. The results of operations for the 26 weeks ended June 30, 2007 are not necessarily indicative of the results that may be expected for the remainder of the fiscal year.

3. Summary of Significant Accounting Policies

Accounting Periods

The Brands operate using a 52/53 weeks fiscal year ending on the Saturday closest to December 31. Fiscal 2006 is a 52-week period ending December 30, 2006.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and direct expenses and accompanying notes. Actual results may differ from those estimates.

Revenue Recognition

The Brands recognize revenue from its initial franchising fees when all material services or conditions relating to the franchising have been substantially performed or satisfied, which is generally upon the opening of a store by a franchisee. Franchise royalties, which are based on a percentage of gross store sales, are recognized as earned, which is generally upon sale of product by franchisees.

The Brands receive cash payments for product formulation fees and allowances from suppliers based on the amount of product purchased directly by distributors and franchisees. Product formulation fees include cash payments to Brands for the right to use the Brands' proprietary formulations and recipes to manufacture the dough mixes and frozen dough these suppliers sell to Brands' franchisees. Formulation fees and allowances are recorded as franchising revenues upon shipment of product to our distributors or franchisees.

Revenues from franchisees within the United States of America were $6,088,100 or 97.1 percent of total revenues for the fiscal year ended December 30, 2006. Revenues from international franchisees were $180,947 or 2.9 percent of total revenues for the fiscal year ended December 30, 2006, primarily related to Canada.

Direct Expenses

Franchising direct expenses are comprised of costs incurred to generate franchising revenues. These expenses include operation and supervision expenses wherein we provide support, direction and supervision to the franchisees; development and support expenses including product development costs, expenses relating to new franchise development, marketing and advertising, bad debt expense and other direct franchising expenses.